UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2009

OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33306 (Commission File Number)	22-3761205 (IRS Employer Identification No.)
1 Christopher Way, Eatontown, New Jersey 07724
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 544-3400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     The following information is furnished pursuant to Item 2.02 “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
     On February 5, 2009, Opnext, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended December 31, 2008. A copy of this press release is attached hereto as Exhibit 99.1.
     The information contained in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 5, 2009, issued by Opnext, Inc. and furnished pursuant to Item 2.02 of Form 8-K.
     INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report and Exhibit 99.1 attached hereto, including, without limitation, statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.
Date: February 5, 2009	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 5, 2009, issued by Opnext, Inc.